CUSIP #29381N 10 7


(Certificate Number)                                         ***(# of Shares)***

                           ENTERTECH MEDIA GROUP, INC.
                 Authorized Shares: 100,000,000 Par Value $0.001


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

            -Shares of      of ENTERTECH MEDIA GROUP, INC.       Common Stock --

     TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE
     PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.


     WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

------------------------                                 -----------------------
SECRETARY                                                              PRESIDENT


NOT VALID UNLESS COUNTERSIGNED  Countersigned Registered
BY TRANSFER AGENT               NEVADA AGENCY AND TRUST COMPANY
                                50 WEST LIBERTY STREET, SUITE 880
                                RENO, NEVADA   89501

                                By
                                -----------------------------------
                                        Authorized Signature